UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 26, 2022

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of Material Definitive Agreement

On May 26, 2022, Zosano Pharma Corporation, a Delaware corporation (the “Company”), repaid all amounts due and owing by the Company to Trinity Capital Inc. (the “Lessor”) pursuant to the Master Lease Agreement dated as of September 25, 2018 by and between Trinity Capital Funding III, L.P. as predecessor in interest to the Lessor and the Company, as amended (“Lease Agreement”). The repayment was made in accordance with a pay-off letter, dated May 20, 2022, provided by the Lessor to the Company and filed herein as Exhibit 10.1 (the “Pay-Off Letter”). In accordance with the terms of the Pay-Off Letter, the Company paid the Lessor $1.25 million (“Pay-Off Amount”). Effective immediately upon the receipt of the Pay-Off Amount by the Lessor: (i) all of the indebtedness and obligations of the Company to the Lessor, including but not limited to the indebtedness, liabilities and obligations of the Company pursuant to the Lease Agreement and related documents, were discharged and paid in full, (ii) any unfunded commitments to make credit extensions or financial accommodations were terminated, (iii) all liens, collateral assignments, security interests, guarantees and other collateral granted to or held by the Lessor as security for the indebtedness, liabilities and obligations were terminated and (iv) the Company’s remaining obligations pursuant to the Lease Agreement were terminated.

Item 1.03	Bankruptcy or Receivership

Voluntary Petition for Bankruptcy

On June 1, 2022, the Company (the “Debtor”) filed a voluntary petition for relief under chapter 11 of title 11 (“Chapter 11”) of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), thereby commencing a Chapter 11 case for the Debtor. The Debtor continues to operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtor is seeking approval of a variety of “first day” motions containing customary relief intended to enable the Debtor to continue its ordinary course operations and to facilitate an orderly wind down of its operations. The Company intends to sell substantially all of its assets during the bankruptcy case.

Additional information about the Chapter 11 case, including access to Bankruptcy Court documents, is available online at http://www.kccllc.net/ZosanoPharma, a website administered by KCC, a third-party bankruptcy claims and noticing agent. The information on this web site is not incorporated by reference into, and does not constitute part of, this Form 8-K.

Item 8.01	Other Events.

On June 2, 2022, the Company issued a press release announcing the filing of the Chapter 11 case. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Description

10.1	Trinity Capital Inc. Pay-Off Letter dated May 20, 2022

99.1	Press release dated June 2, 2022, titled “Zosano Pharma Files Voluntary Petition for Relief Under Chapter 11”

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2022	ZOSANO PHARMA CORPORATION

	By:	/s/ Christine Matthews
Christine Matthews
Chief Financial Officer